                                                                    EXHIBIT 23.2



                         INDEPENDENT AUDITORS' CONSENT

We consent to the use in these Registration Statements of Alkermes, Inc. on Amendment No. 1 to Form S-1 (No. 333-101464) and Amendment No. 2 to Form S-4 (No. 333-101059) of our report dated May 15, 2002, appearing in the Prospectus, which is part of these Registration Statements, and to the references to us under the headings "Selected Historical Consolidated Financial Data" and "Experts" in such Prospectus.


/S/ DELOITTE & TOUCHE LLP

Boston, Massachusetts
December 16, 2002